EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 1-K of our report dated April 28, 2023, relating to the financial statements of Med-X, Inc. as of  December 31, 2022 and 2021 and to all references to our firm included in this Form 1-K.

Certified Public Accountants Lakewood, CO April 28, 2023